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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2001, except for the third paragraph of
Note 1, as to which the date is April 20, 2001, in the Joint Proxy Statement of E-Stamp Corporation that is made part of the Registration Statement (Form S-4) and Prospectus of E-Stamp Corporation for the registration of 38,500,000 shares of its common stock.

                                          Ernst & Young LLP

Palo Alto, California
May 8, 2001